Exhibit 99.1

Sypris Reports Third Quarter Results

Revenue up 33%; Margins Expand; Positive 2024 Outlook

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 15, 2023--Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its third quarter ended October 1, 2023.

HIGHLIGHTS

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  Revenue for the quarter increased 33.3% year-over-year, driven by a 73.5% increase for Sypris Electronics and a 13.8% increase for Sypris Technologies.
  Gross profit increased 105.0% year-over-year, with an improvement of 186.8% for Sypris Electronics and 36.2% for Sypris Technologies.
  Gross margin for the quarter increased 420 basis points to 12.0% with an increase of 710 basis points to 18.1% for Sypris Electronics and 120 basis points to 7.5% for Sypris Technologies.
  Backlog increased by 8.4%, reflecting a 9.0% year-over-year increase at Sypris Electronics after having taken into account the significant increase in shipments during the period.
  During the quarter, Sypris Technologies announced that it had received an order to supply 72-inch insulated joints for use in the expansion of the Atoka Water Pipeline for the Oklahoma City Water Utilities Trust. Shipments are expected to begin in 2023 and extend into 2024.
  Sypris Technologies also announced that it had received an award for specialty high-pressure closures for use in the Venture Global CP2 LNG Export Terminal and the Venture Global CP Express Natural Gas Pipeline Project. Shipments under this award are anticipated to be completed by year-end 2023.
  Subsequent to quarter end, Sypris Electronics announced that it had received a follow-on contract to manufacture advanced integrated electronic warfare and communications avionics system modules for an American family of single-seat, single-engine, all-weather stealth multirole combat aircraft. The program is one of the largest government DOD programs, and production is expected to begin in 2023 and will continue into mid-year 2025.
  The Company updated its full-year outlook for 2023, with revenue now expected to increase 25% year-over-year, at the lower end of our prior guidance due to customer design changes. Gross profit is expected to increase in line with revenue, while gross margin is expected to approximate the prior year due to the continuing unfavorable impact of the Mexican peso relative to the U.S. dollar.
  The outlook for 2024 remains quite positive, reflecting a strong backlog and the continued momentum of new contract awards across many of the Company’s markets. Revenue for 2024 is forecast to increase 15-20%. Gross profit is expected to increase 25-30%, while gross margins are expected to expand 150-200 basis points year-over-year.

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“We were pleased with our third quarter performance, as both operating segments reported significant growth in revenue, gross profit, and gross margin. Our teammates have done an excellent job navigating inflationary pressures, supply chain challenges, customer demand volatility and currency fluctuations to position the business for further growth and increased profitability during the remainder of 2023,” commented Jeffrey T. Gill, President and Chief Executive Officer.

“Backlog for Sypris Electronics increased, rising 9.0% on a year-over-year basis. This strong backlog is expected to support revenue growth over the balance of this year and 2024. Customer funding has already been secured for a portion of these key programs, which enables us to procure inventory under multi-year purchase orders to mitigate future supply chain issues.

“Overall demand from customers serving the automotive, commercial vehicle, sport utility and off-highway markets has remained stable. We continue to invest in new equipment and drive continuous improvement initiatives to support more cost-efficient operations, which will help offset headwinds for our automotive and commercial vehicle components as our customers adjust inventory levels to align with OEM build schedules.

“Shipments of Sypris Technologies energy products increased 27.3% year-over-year, while orders during the quarter increased 24.1% sequentially. With open quotes outstanding on several large projects both domestically and internationally, additional opportunities for growth may exist with these and other projects in support of elevated domestic natural gas production and in adjacent markets to further diversify our industry and customer portfolios.”

Third Quarter Results

The Company reported revenue of $33.6 million for the third quarter of 2023, compared to $25.2 million for the prior-year comparable period. Additionally, the Company reported a net loss of $0.6 million, or $0.03 per share, compared to a net loss of $2.2 million, or $0.10 per share for the prior-year period. Results for the quarter reflected the unfavorable impact of the appreciation of the Mexican peso relative to the U.S. dollar.

For the nine months ended October 1, 2023, the Company reported revenue of $101.5 million compared with $80.4 million for the first nine months of 2022. The Company reported a net loss of $0.5 million, or $0.02 per share compared with a net loss of $2.6 million, or $0.12 per share, for the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies increased to $19.3 million in the third quarter of 2023, compared to $17.0 million for the prior-year period. Commercial vehicle component shipments and energy-related product sales both increased during the quarter. Gross profit for the third quarter of 2023 was $1.5 million, or 7.5% of revenue, compared to $1.1 million, or 6.3% of revenue, for the same period in 2022. The strength of the Mexican peso relative to the US dollar had a negative impact of $0.8 million on gross profit when compared to the prior-year period.

Sypris Electronics

Revenue for Sypris Electronics increased to $14.2 million in the third quarter of 2023 compared to $8.2 million for the prior-year period. Shipments of communications products increased significantly during the quarter, driving the increase in revenue. Additionally, shipments under two follow-on programs began ramping during the quarter and contributed to the growth over the prior-year comparable period. Supply chain constraints and delays in certain customer approvals limited shipments and revenue from certain programs during the quarter, while also contributing to a $12.0 sequential increase in inventory. Gross profit for the third quarter of 2023 was $2.6 million, or 18.1% of revenue, compared to $0.9 million, or 11.0% of revenue, for the same period in 2022. Margins improved on higher volume, favorable mix, and cost savings on certain component purchases.

Outlook

Commenting on the future, Mr. Gill added, “Demand from customers in the defense and communication sectors remain robust while demand also remains strong from customers serving the automotive and sport utility markets. Similarly, demand from energy market customers remains higher than in the prior year and continues to move in the right direction.

“We have updated our outlook for 2023 to include a 25% growth in the top line, which is at the lower end of our previous guidance. Gross profit is expected to increase in line with revenue, while the continuing unfavorable impact of the Mexican peso relative to the U.S. dollar and changes in the revenue mix are anticipated to impact margin for the full year.

“With a strong backlog, new program wins and long-term contract extensions in place, we are confident that 2024 has the potential to be very positive for Sypris. In our initial outlook for 2024, we expect the top line to increase 15-20% year-over-year as a result of the combined strength of our backlog for Sypris Electronics, increasing orders for our energy products and anticipated new program wins for Sypris Technologies, partially offset by the anticipated 13.4% decline in the commercial vehicle market. We also expect gross profit to increase 25-30%, while gross margins are expected to expand 150 to 200 basis points in 2024 on a more favorable revenue mix, improved operational performance and more favorable foreign exchange rates.”

Webcast and Conference Call Information

Sypris Solutions will host a listen only conference call to discuss the Company's financial results today, November 15, 2023, at 9:00 a.m. (Eastern Time). To listen to the call, participants should dial (833) 316-0560 approximately 10 minutes prior to the start of the call (ask to be joined into the Sypris Solutions, Inc. call).

The live broadcast of Sypris’ quarterly conference call will also be available online at www.sypris.com on November 15, 2023, beginning at 9:00 a.m. (Eastern Time). The online replay will be available at approximately 11:00 a.m. (Eastern Time) and continue for 30 days. Related presentation materials will be posted to the “Investor Information” section of the Company’s website at www.sypris.com, located under the sub-heading “Upcoming Events,” prior to the call.

About Sypris Solutions

Sypris Solutions is a diversified manufacturing and engineering services company serving the defense, transportation, communications, and energy industries. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; the cost and availability of full-time accounting personnel with technical accounting knowledge to execute, review and approve all aspects of the financial statement close and reporting process; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the termination or non-renewal of existing contracts by customers; the costs and supply of insurance on acceptable terms and with adequate coverage; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, political uncertainty, or disruptions resulting from the Russia-Ukraine war or the Israel and Gaza conflict, including arising out of international sanctions, foreign currency fluctuations and other economic impacts; our reliance on a few key customers, third party vendors and sub-suppliers; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; labor relations; strikes; union negotiations; costs associated with environmental claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cyber security threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; our ability to maintain compliance with the Nasdaq listing standards minimum closing bid price; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U. S or foreign government legislation or restrictions that may impact our operations or supply chain; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

SYPRIS SOLUTIONS, INC.
Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended
	October 1,	October 2,
	2023	2022
	(Unaudited)
Revenue	$33,581	$25,199
Net loss	$(555)	$(2,242)
Loss per common share:
Basic	$(0.03)	$(0.10)
Diluted	$(0.03)	$(0.10)
Weighted average shares outstanding:
Basic	21,880	21,740
Diluted	21,880	21,740

	Nine Months Ended
	October 1,	October 2,
	2023	2022
	(Unaudited)
Revenue	$101,488	$80,409
Net loss	$(517)	$(2,634)
Loss per common share:
Basic	$(0.02)	$(0.12)
Diluted	$(0.02)	$(0.12)
Weighted average shares outstanding:
Basic	21,848	21,716
Diluted	21,848	21,716

Sypris Solutions, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data)

	Three Months Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$19,337	$16,990	$58,895	$52,096
Sypris Electronics	14,244	8,209	42,593	28,313
Total net revenue	33,581	25,199	101,488	80,409
Cost of sales:
Sypris Technologies	17,878	15,919	52,790	45,762
Sypris Electronics	11,663	7,309	35,827	24,387
Total cost of sales	29,541	23,228	88,617	70,149
Gross profit:
Sypris Technologies	1,459	1,071	6,105	6,334
Sypris Electronics	2,581	900	6,766	3,926
Total gross profit	4,040	1,971	12,871	10,260
Selling, general and administrative	4,170	3,574	11,619	10,700
Operating (loss) income	(130)	(1,603)	1,252	(440)
Interest expense, net	127	273	531	784
Other expense, net	199	382	783	655
Loss before taxes	(456)	(2,258)	(62)	(1,879)
Income tax expense (benefit), net	99	(16)	455	755
Net loss	$(555)	$(2,242)	$(517)	$(2,634)
Loss per common share:
Basic	$(0.03)	$(0.10)	$(0.02)	$(0.12)
Diluted	$(0.03)	$(0.10)	$(0.02)	$(0.12)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	21,880	21,740	21,848	21,716
Diluted	21,880	21,740	21,848	21,716

Sypris Solutions, Inc.
Consolidated Balance Sheets
(in thousands, except for share data)

	October 1,	December 31,
	2023	2022
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$8,409	$21,648
Accounts receivable, net	10,777	8,064
Inventory, net	76,669	42,133
Other current assets	9,284	8,133
Total current assets	105,139	79,978
Property, plant and equipment, net	16,659	15,532
Operating lease right-of-use assets	3,584	4,251
Other assets	4,511	4,383
Total assets	$129,893	$104,144
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,553	$17,638
Accrued liabilities	56,052	33,316
Operating lease liabilities, current portion	1,120	1,168
Finance lease obligations, current portion	1,168	1,102
Equipment financing obligations, current portion	624	398
Working capital line of credit	500	-
Note payable - related party, current portion	-	2,500
Total current liabilities	85,017	56,122

Operating lease liabilities, net of current portion	2,890	3,710
Finance lease obligations, net of current portion	1,834	2,536
Equipment financing obligations, net of current portion	1,429	738
Note payable - related party, net of current portion	3,993	3,989
Other liabilities	13,319	17,474
Total liabilities	108,482	84,569
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized;
no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares
authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares
authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized;
22,465,485 shares issued and 22,454.649 outstanding in 2023 and
22,175,664 shares issued and 22,175,645 outstanding in 2022	224	221
Additional paid-in capital	156,044	155,535
Accumulated deficit	(115,853)	(115,336)
Accumulated other comprehensive loss	(19,004)	(20,845)
Treasury stock, 10,835 in 2023 and 19 in 2022	-	-
Total stockholders’ equity	21,411	19,575
Total liabilities and stockholders’ equity	$129,893	$104,144

Note: The balance sheet at December 31, 2022, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Sypris Solutions, Inc.
Consolidated Cash Flow Statements
(in thousands)

	Nine Months Ended
	October 1,	October 2,
	2023	2022
	(Unaudited)
Cash flow from operating activities
Net loss	$(517)	$(2,634)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	2,392	2,302
Deferred income taxes	(56)	451
Stock-based compensation expense	615	512
Deferred loan costs recognized	3	4
Net loss on the sale of assets	-	4
Provision for excess and obsolete inventory	(22)	92
Non-cash lease expense	667	690
Other noncash items	178	82
Contributions to pension plans	(10)	(60)
Changes in operating assets and liabilities:
Accounts receivable	(2,845)	(528)
Inventory	(34,146)	(5,062)
Prepaid expenses and other assets	(464)	(2,215)
Accounts payable	7,841	3,877
Accrued and other liabilities	18,195	10,780
Net cash (used in) provided by operating activities	(8,169)	8,295
Cash flows from investing activities:
Capital expenditures	(1,890)	(2,811)
Proceeds from sale of assets	-	6
Net cash used in investing activities	(1,890)	(2,805)
Cash flows from financing activities:
Proceeds from equipment financing obligations	210	-
Proceeds from working capital line of credit	500	-
Principal payments on finance lease obligations	(845)	(725)
Principal payments on equipment financing obligations	(387)	(253)
Principal payments on Note Payable - related party	(2,500)	-
Indirect repurchase of shares for minimum statutory tax withholdings	(104)	(40)
Net cash used in financing activities	(3,126)	(1,018)
Effect of exchange rate changes on cash balances	(54)	382
Net (decrease) increase in cash and cash equivalents	(13,239)	4,854
Cash and cash equivalents at beginning of period	21,648	11,620
Cash and cash equivalents at end of period	$8,409	$16,474

Contacts

Richard L Davis
Chief Financial Officer
(502) 329-2000